EXHIBIT 23




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-32481 and 333-60018), and in the prospectus constituting part of the Registration Statement on Form S-3 (No. 333-47719) of CFC International, Inc. of our report dated May 5, 2004 relating to the financial statements of the CFC International, Inc. Employees' Savings and Investment Plan, which appears in this Form 11-K.




PricewaterhouseCoopers, LLP
Chicago, Illinois
June 24, 2004